UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2008

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1890 Cobb International Blvd., Suite A, Kennesaw, Georgia 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Restricted Stock to Directors - On February 27, 2008, the Compensation Committee of the Board of Directors of EAU Technologies, Inc. granted $30,000 to each board member in the form of 23,077 shares of restricted stock for each director, effective on February 27, 2008. The restricted stock will vest ratably over a period of two years from the date of grant. These grants were made pursuant to the annual directors’ compensation program approved by the Board in December 2007. The form of restricted stock award agreement for non-employee directors is attached to this filing as exhibit 10.1.

Grant of Restricted Stock to Certain Officers - On February 27, 2008, the Compensation Committee granted 8,250 shares, 24,750 shares, and 8,250 shares of restricted stock, respectively, to Mr. Stapley, Mr. Earle, and Mr. Kindred, which will vest one year from the date of grant. The form of restricted stock award agreement for employees is attached to this filing as exhibit 10.2.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not applicable

(b)	Pro Forma Financial Information.
Not applicable

(c)	Shell Company Transactions.
Not Applicable

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Award Agreement for Non-Employee Directors

10.2	Form of Restricted Stock Award Agreement for Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2008	EAU TECHNOLOGIES, INC.

By: /s/ Wade R. Bradley
Wade R. Bradley
Chief Executive Officer